Exhibit 99.1

LMP Automotive Holdings, Inc. Announces the Acquisition of 2 Dealerships Including 2 New Vehicle Franchises with 58 Acres of Reconditioning, Service, Sales and Vehicle Storage Capacity in the Southeast

LMP AuTOMOTIVE HOLDINGS, INC. SchEDULES CONFERENCE CALL for TODAY, SEPTEMBER 3 AT 4:30PM ET To REVIEW AND DISCUSS THE CoMPAnY’S BUSINeSS

September 3, 2020

▪	Acquisitions expected to add approximately $210 million in annual revenue, $7.1 million in income and $0.64 per share in 2021 inclusive of synergies;
▪	Brings total contracted dealership count this quarter to 12, all in the Southeast region that are expected to add a combined $645.0 million revenues and $16.4 million in net income or $1.49 in earning per share in 2021;
▪	Acquisitions significantly expand LMP’s e-commerce, sales, subscription and fufillment footprint in two of the fastestest growing regions in the Florida market;
▪	Expands LMP’s ability for cost-efficient e-commerce fullfillment, reconditioning and service capacity as well as vehicle storage capacity by approximately 3,000 units on 58 acres to further magnify the roll-out of the Company’s hybrid e-commerce home delivery, site-to-store, and ship-from-store delivery strategies for LMP customers;
▪	Acquisitions are expected to close on or before December 31, 2020 funded through a combination of LMP’s balance sheet and financing

PLANTATION, FL / GLOBE NEWSWIRE /September 3, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced the acquisition of two dealerships Including two new vehicle franchises with 58 Acres of reconditioning, service, sales and vehicle storage capacity in the Southeast.

Management will hold an Analyst and Investor conference call today, at 4:30 p.m. ET to review and discuss the Company's business. Details of the call are included in this press release.

Richard Aldahan, the LMP’s Chief Operating Officer stated,

“The operating assets to be acquired include two KIA new vehicle franchises and 58 acres of facilities and property, all of which are located in the attractive Florida market. This brings our total contracted new vehilcle franchise count this quarter to 13; 1 Toyota, 1 Subaru, 1 Hyundai, 3 KIA, 2 Chevrolet, 2 GMC, 1 Cadillac, and 2 Buick dealerships. These provide a cost-effective reconditioning, service, logistics and fulfillment, which, as I mentioned previously, are the important cost saving components in e-commerce, sales and distribution. With this and our previously announced acquisitions, including our current operations, we expect to have over 4,000 vehicles exposed and available on our online platform for our customers in 2021 as we will begin to integrate and add to inventories shortly after close.”

Sam Tawfik, the Company's Chairman and Chief Executive Officer stated,

“This is an important addition to our network given the 58 acres of vehicle fullfillment, reconditioning and service capacity it provides. It will cost-effectively expand our free delivery radius and cut out multiple legs of costly transportation, logistics and reconditioning costs in one of the fastestest growing and largest vehicle sales regions in the United States. Our team is excited as ever and looking forward to working with our future teammates to enable our subscription and e-commerce technology, together by integrating and adding additional inventory over these dealer platforms, in order to further expand our online sales and fulfillment presence and add to their historical success.”

Mr. Tawfik also added, “As we have mentioned previously, we are seeing a robust acquisition market and have a pipeline of prospective acquisitions for which we are in active negotiations. We intend to continue to build our pipeline of prospective dealership acquisitions and accelerate our acquisition strategy moving forward. LMP plans on adding 30 to 40 dealerships in 2021 that could contribute $5 to $7 per share in additional net income, expand our e-commerce fulfillment presence, provide efficiencies and increase our inventory exposed in our lmpmotors.com online store.”

CONFERENCE CALL

Today, Thursday, September 3rd, LMP Management will hold a conference call at 4:30 p.m. ET to discuss the Company's recent acquisitions and its value for shareholders. At the close of the Company’s prepared remarks, Management will host Question and Answer session.

WHAT:	LMP Automotive Holdings, Inc. Dealerships Acquisition Announced Today, September 3rd, 2020
When:	Thursday September 3, 2020
Time:	4:30 p.m. ET
Live Call:	(855) 327-6837 or (631) 891-4304
Webcast:	http://public.viavid.com/index.php?id=141447

An archived webcast of the conference call will be accessible from the Investor Relations section of the Company's website, https://investors.lmpah.com/. A telephonic replay of the conference call will be available through September 17, 2020, by dialing (844) 512-2921 or (412) 317-6671 and entering passcode 10010952#.

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile. Our subscription plans offer the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.